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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                             ----------------------


                                    FORM 8-K


                                 CURRENT REPORT


                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                              --------------------


       DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): AUGUST 21, 2003


                        THE MERIDIAN RESOURCE CORPORATION
             (Exact Name of Registrant As Specified In Its Charter)


          TEXAS                        1-10671                   76-0319553
(State or Other Jurisdiction    (Commission File No.)         (I.R.S. Employer
     of Incorporation)                                       Identification No.)


                         1401 ENCLAVE PARKWAY, SUITE 300
                              HOUSTON, TEXAS 77077
               (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES) (ZIP CODE)

                                  281-597-7000
              (REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)


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ITEM 5. OTHER EVENTS

                                  RISK FACTORS

         You should carefully consider the following information before making an investment decision with respect to any of the securities of The Meridian Resource Corporation (which we sometimes refer to herein as "us", "we" or "the company"). If any of the following risks actually occur, our financial condition and our results of operations could be materially and adversely affected. Additional risks and uncertainties not presently known to us may also impair our business operations.

         This report contains forward-looking statements that involve risks and uncertainties. Our actual results may differ from those anticipated in these forward-looking statements as a result of both the risks described below and factors described elsewhere in other reports, proxy statements and other information filed by the company with the Securities and Exchange Commission. You should read the section below entitled "Forward-Looking Statements" for further discussion of these matters.

RISKS RELATED TO OUR DEBT

WE HAVE INCURRED A HIGH LEVEL OF DEBT.

         As of June 30, 2003, we had long-term indebtedness of approximately $202.5 million (including approximately $34 million of current maturities of long-term indebtedness) compared to approximately $134.5 million of stockholders' equity, we had a working capital deficit of approximately $41.9 million (including approximately $34 million of current maturities of long-term indebtedness) and we had no additional borrowing capacity available under our credit facility. If we are unable to generate sufficient cash flows from operations in the future to service our debt, we may need to refinance all or a portion of our existing debt or to obtain additional financing. We cannot assure you that any such refinancing or additional financing would be possible. Our ability to meet our debt service obligations and to reduce our total indebtedness will depend on our future performance and our ability to maintain or increase cash flows from our operations. These outcomes are subject to general economic conditions and to financial, business and other factors affecting our operations, many of which we do not control, including the prevailing market prices for oil and natural gas. We cannot assure you that our business will continue to generate cash flows at or above current levels.

BORROWING LIMITS UNDER OUR CREDIT FACILITY ARE SUBJECT TO REDETERMINATION.

         As of June 30, 2003, we have outstanding indebtedness of $165 million under our revolving credit facility (including approximately $26.5 million of current maturities of long-term indebtedness under the credit facility), which is the current limit to our borrowings under that facility. The borrowing base under that facility is subject to quarterly redeterminations by our lenders. Our borrowing base is determined primarily by our oil and gas reserve amounts. Our lenders can redetermine the borrowing base to a lower level than the current borrowing base if they determine that our oil and gas reserves at the time of redetermination are inadequate to support the borrowing base then in effect. If we are required to repay debt under our credit facility as a result of a downward borrowing base redetermination, we cannot assure you that we would be able to obtain alternate borrowing sources at commercially reasonable rates.

OUR LENDERS IMPOSE RESTRICTIONS ON US THAT LIMIT OUR ABILITY TO CONDUCT
BUSINESS.

         Our credit facility contains restrictive covenants. The restrictive covenants impose significant operating and financial restraints that could impair our ability to obtain future financing, to make capital expenditures, to pay dividends, to engage in mergers or acquisitions, to withstand future downturns in our

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business or in the general economy or to otherwise conduct necessary corporate activities. Furthermore, we have pledged substantially all of our oil and natural gas properties and the stock of all of our principal operating subsidiaries as collateral for the indebtedness under our credit facility. If we are in material default of our obligations under that credit facility, the lenders are entitled to liens on additional oil and natural gas properties. This pledge of collateral to our credit facility lenders could impair our ability to obtain additional financing on favorable terms.

         A default under a restrictive covenant could result in a lender accelerating the payment of all borrowed funds, together with accrued and unpaid interest. We cannot assure you that we would be able to remit such an accelerated payment or to access sufficient funds from alternative sources to remit any such payment. Even if we could obtain additional financing, we cannot assure you that the terms of that financing would be favorable or acceptable to us.

RISKS OF OUR BUSINESS

THE OIL AND NATURAL GAS MARKET IS VOLATILE AND EXPOSES US TO FINANCIAL RISKS.

         Our profitability and cash flow are highly dependent on the market prices of oil and natural gas. Historically, the oil and natural gas markets have proven cyclical and volatile as a result of factors that are beyond our control. These factors include changes in tax laws, the level of consumer product demand, weather conditions, the price and availability of alternative fuels, the price and level of imports and exports of oil and natural gas, worldwide economic, political and regulatory conditions, and action taken by the Organization of Petroleum Exporting Countries.

         Any significant decline in oil and natural gas prices or any other unfavorable market conditions could have a material adverse effect on our financial condition and on the carrying value of our proved reserves. Consequently, we may not be able to generate sufficient cash flows from operations to meet our obligations and to make planned capital expenditures. Price declines may also affect the measure of discounted future net cash flows of our reserves, a result that could adversely impact the borrowing base under our credit facility and may increase the likelihood that we will incur additional impairment charges on our oil and natural gas properties for financial accounting purposes.

OUR HEDGING TRANSACTIONS MAY NOT ADEQUATELY PREVENT LOSSES.

         We cannot predict future oil and natural gas prices with certainty. To manage our exposure to the risks inherent in such a volatile market, from time to time, we have entered into commodities futures, swap or option contracts to hedge a portion of our oil and natural gas production against market price changes. Hedging transactions are intended to limit the negative effect of further price declines, but may also prevent us from realizing the benefits of price increases above the levels reflected in the hedges.

OUR RESERVE ESTIMATES MAY PROVE TO BE INACCURATE AND FUTURE NET CASH FLOWS ARE UNCERTAIN.

         Our estimates of the quantities of proved reserves and our projections of both future production rates and the timing of development expenditures are uncertain and may prove to be inaccurate. You should not construe these reserve estimates as the current market value of our oil and natural gas reserves. Any downward revisions of these estimates could adversely affect our financial condition and our borrowing base under the credit facility.

         Our reserves must be estimated by our reserve engineers, T.J. Smith & Company, Inc. The accuracy of those reserve estimates depends in large part on the quality of available data and on the engineering and geological interpretation of our engineers. Our engineers may calculate estimates that

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vary widely from estimates calculated by another team of independent engineers.
Our engineers may even make material changes to reserve estimates based on the results of actual drilling, testing and production. Consequently, our reserve estimates often differ from the quantities of oil and natural gas we ultimately recover.

         We also make certain assumptions regarding future oil and natural gas prices, production levels, and operating and development costs that may prove incorrect when judged against our actual experience. Any significant variance from these assumptions could greatly affect our estimates of reserves, future net cash flows and our ability to borrow under our credit facility.

WE DEPEND ON KEY PERSONNEL TO EXECUTE OUR BUSINESS PLANS.

         The loss of any key executives or any other key personnel could have a material adverse effect on our operations. We depend on the efforts and skills of our key executives, including Joseph A. Reeves, Jr., Chairman of the Board and Chief Executive Officer, and Michael J. Mayell, President and Chief Operating Officer. Moreover, as we continue to grow our asset base and the scope of our operations, our future profitability will depend on our ability to attract and retain qualified personnel.

WE COMPETE AGAINST SIGNIFICANT PLAYERS IN THE OIL AND NATURAL GAS INDUSTRY.

         The oil and natural gas industry is highly competitive. Our ability to acquire additional properties and to discover additional reserves depends on our ability to consummate transactions in this highly competitive environment. We compete with major oil companies, other independent oil and natural gas companies, and individual producers and operators. Many of these competitors have access to greater financial and personnel resources than those to which we have access. Moreover, the oil and natural gas industry competes with other industries in supplying the energy and fuel needs of industrial, commercial and other consumers. Increased competition causing oversupply or depressed prices could materially adversely affect our revenues.

THE OIL AND NATURAL GAS MARKET IS HEAVILY REGULATED.

         We are subject to various federal, state and local laws and regulations. These laws and regulations govern safety, exploration, development, taxation and environmental matters that are related to the oil and natural gas industry. To conserve oil and natural gas supplies, regulatory agencies may impose price controls and may limit our production. Certain laws and regulations require drilling permits, govern the spacing of wells and the prevention of waste, and limit the total number of wells drilled or the total allowable production from successful wells. Other laws and regulations govern the handling, storage, transportation and disposal of oil and natural gas and any byproducts produced in oil and natural gas operations. These laws and regulations could materially adversely impact our operations and our revenues.

         Laws and regulations that affect us may change from time to time in response to economic or political conditions. Thus, we must also consider the impact of future laws and regulations that may be passed in the jurisdictions where we operate. We anticipate that future laws and regulations related to the oil and natural gas industry will become increasingly stringent and cause us to incur substantial compliance costs.


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THE NATURE OF OUR OPERATIONS EXPOSES US TO ENVIRONMENTAL LIABILITIES.

         Our operations create the risk of environmental liabilities. We may incur liability to governments or to third parties for any unlawful discharge of oil, gas or other pollutants into the air, soil or water. We could potentially discharge oil or natural gas into the environment in any of the following ways:

         o        from a well or drilling equipment at a drill site,

         o from a leak in storage tanks, pipelines or other gathering and transportation facilities,

         o from damage to oil or natural gas wells resulting from accidents during normal operations, or

         o        from blowouts, cratering or explosions.

         Environmental discharges may move through the soil to water supplies or adjoining properties, giving rise to additional liabilities. Some laws and regulations could impose liability for failure to obtain the proper permits for, to control the use of, or to notify the proper authorities of a hazardous discharge. Such liability could have a material adverse effect on our financial condition and our results of operations and could possibly cause our operations to be suspended or terminated on such property.

         We may also be liable for any environmental hazards created either by the previous owners of properties that we purchase or lease or by acquired companies prior to the date we acquire them. Such liability would affect the costs of our acquisition of those properties. In connection with any of these environmental violations, we may also be charged with remedial costs. Pollution and similar environmental risks generally are not fully insurable.

         Although we do not believe that our environmental risks are materially different from those of comparable companies in the oil and natural gas industry, we cannot assure you that environmental laws will not result in decreased production, substantially increased costs of operations or other adverse effects to our combined operations and financial condition.

WE REQUIRE SUBSTANTIAL CAPITAL REQUIREMENTS TO FINANCE OUR OPERATIONS.

         We have substantial anticipated capital requirements. Our ongoing capital requirements consist primarily of the need to fund our 2003 capital and exploration budget and the acquisition, development, exploration, production and abandonment of oil and natural gas reserves.

         We plan to finance anticipated ongoing expenses and capital requirements with funds generated from the following sources:

         o        cash provided by operating activities,

         o        available cash and cash investments,

         o        capital raised through debt and equity offerings and

         o        funds received under our bank line of credit.

         Although we believe the funds provided by these sources will be sufficient to meet our 2003 cash requirements, the uncertainties and risks associated with future performance and revenues will ultimately determine our liquidity and our ability to meet anticipated capital requirements. If declining prices cause our revenues to decrease, we may be limited in our ability to replace our reserves, to maintain current production levels and to undertake or complete future drilling programs. As a result, our production and revenues would continue to decrease over time and may not be sufficient to satisfy our projected capital expenditures. We cannot assure you that we will be able to obtain additional debt or equity financing in such a circumstance.


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OUR OPERATIONS ENTAIL INHERENT CASUALTY RISKS FOR WHICH WE MAY NOT HAVE ADEQUATE
INSURANCE.

         We must continually acquire, explore and develop new oil and natural gas reserves to replace those produced and sold. Our hydrocarbon reserves and our revenues will decline if we are not successful in our drilling, acquisition or exploration activities. Although we have historically maintained our reserve base primarily through successful exploration and development operations, we cannot assure you that future efforts will be similarly successful. Casualty risks and other operating risks could cause reserves and revenues to decline.

         Our onshore and offshore operations are subject to inherent casualty risks such as fires, blowouts, cratering and explosions. Other risks include pollution, the uncontrollable flows of oil, natural gas, brine or well fluids, and the hazards of marine and helicopter operations such as capsizing, collision and adverse weather and sea conditions. These risks may result in injury or loss of life, suspension of operations, environmental damage or property and equipment damage, all of which would cause us to experience substantial financial losses.

         Our drilling operations involve risks from high pressures and from mechanical difficulties such as stuck pipes, collapsed casings and separated cables. Our offshore properties involve higher exploration and drilling risks such as the cost of constructing exploration and production platforms and pipeline interconnections as well as weather delays and other risks. Although we carry insurance that we believe is in accordance with customary industry practices, we are not fully insured against all casualty risks incident to our business. We do not carry business interruption insurance. Should an event occur against which we are not insured, that event could have a material adverse effect on our financial position and our results from operations.

OUR OPERATIONS ALSO ENTAIL SIGNIFICANT OPERATING RISKS.

         Our drilling activities involve risks, such as drilling non-productive wells or dry holes, which are beyond our control. The cost of drilling and operating wells and of installing production facilities and pipelines is uncertain. Cost overruns are common risks that often make a project uneconomical. The decision to purchase and to exploit a property depends on the evaluations made by our reserve engineers, the results of which are often inconclusive or subject to multiple interpretations. We may also decide to reduce or cease our drilling operations due to title problems, weather conditions, noncompliance with governmental requirements or shortages and delays in the delivery or availability of equipment or fabrication yards.

WE MAY NOT BE ABLE TO MARKET EFFECTIVELY OUR OIL AND NATURAL GAS PRODUCTION.

         We may encounter difficulties in the marketing of our oil and natural gas production. Effective marketing depends on factors such as the existing market supply and demand for oil and natural gas and the limitations imposed by governmental regulations. The proximity of our reserves to pipelines and the available capacity of such pipelines and other transportation, processing and refining facilities also affect our marketing efforts. Even if we discover hydrocarbons in commercial quantities, a substantial period of time may elapse before we begin commercial production. If pipeline facilities in an area are insufficient, we may have to wait for the construction or expansion of pipeline capacity before we can market production from that area. Another risk lies in our ability to negotiate commercially satisfactory arrangements with the owners and operators of production platforms in close proximity to our wells. Also, natural gas wells may be shut in for lack of market demand or because of the inadequate capacity or unavailability of natural gas pipelines or gathering systems.

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WE ARE DEPENDENT ON OTHER OPERATORS WHO INFLUENCE OUR PRODUCTIVITY.

         We have limited influence over the nature and timing of exploration and development on oil and natural gas properties we do not operate, including limited control over the maintenance of both safety and environmental standards. The operators of those properties may:

         o refuse to initiate exploration or development projects (in which case we may propose desired exploration or development activities),

         o initiate exploration or development projects on a slower schedule than we prefer, or

         o drill more wells or build more facilities on a project than we can adequately finance, which may limit our participation in those projects or limit our percentage of the revenues from those projects.

         The occurrence of any of the foregoing events could have a material adverse effect on our anticipated exploration and development activities.

OUR WORKING INTEREST OWNERS FACE CASH FLOW AND LIQUIDITY CONCERNS.

         If oil and natural gas prices decline, many of our working interest owners may experience liquidity and cash flow problems. These problems may lead to their attempting to delay the pace of drilling or project development in order to conserve cash. Any such delay may be detrimental to our projects. In most cases, we can influence the pace of development by enforcing our joint operating agreements. Some working interest owners, however, may be unwilling or unable to pay their share of the project costs as they become due. A working interest owner may declare bankruptcy and refuse or be unable to pay its share of the project costs and we would be obligated to pay that working interest owner's share of the project costs.

OUR INABILITY TO ACQUIRE OR INTEGRATE ACQUIRED COMPANIES OR TO DEVELOP NEW EXPLORATION PROSPECTS MAY INHIBIT OUR GROWTH.

         From time to time and under certain circumstances, our business strategy may include acquisitions of businesses that complement or expand our current business and acquisition and development of new exploration prospects that complement or expand our prospect inventory. We cannot assure you that we will be able to identify attractive acquisition or prospect opportunities. Even if we do identify attractive opportunities, we cannot assure you that we will be able to complete the acquisition of the business or prospect or to do so on commercially acceptable terms. If we do complete an acquisition, we must anticipate difficulties in integrating its operations, systems, technology, management and other personnel with our own. These difficulties may disrupt our ongoing operations, distract our management and employees and increase our expenses. Even if we are able to overcome such difficulties, we cannot assure you that we will realize the anticipated benefits of any acquisition. Furthermore, we may incur additional debt or issue additional equity securities to finance any future acquisitions. Any issuance of additional securities may dilute the value of shares currently outstanding.

TERRORIST ATTACKS AND THREATS OR ACTUAL WAR MAY NEGATIVELY AFFECT OUR BUSINESS, FINANCIAL CONDITION AND RESULTS OF OPERATIONS.

         Our business is affected by general economic conditions and fluctuations in consumer confidence and spending, which can decline as a result of numerous factors outside of our control, such as terrorist attacks and acts of war. Recent terrorist attacks in the United States, as well as events occurring in response to or in connection with them, including future terrorist attacks against U.S. targets, rumors or

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threats of war, actual conflicts involving the United States or its allies, or military or trade disruptions impacting our suppliers or our customers, may adversely impact our operations. Strategic targets such as energy-related assets may be at greater risk of future terrorist attacks than other targets in the United States. These occurrences could have an adverse impact on energy prices, including prices for our natural gas and crude oil production. In addition, disruption or significant increases in energy prices could result in government-imposed price controls. It is possible that any or a combination of these occurrences could have a material adverse effect on our business, financial condition and results of operations.

                           FORWARD-LOOKING STATEMENTS

         We believe that some statements contained in this report or in other documents we file with the Securities and Exchange Commission relate to results or developments that we anticipate will or may occur in the future and are not statements of historical fact. Those statements are "forward-looking statements" within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934 (the "Exchange Act"). Words such as "anticipate", "believe", "could", "estimate", "expect", "intend", "may", "plan", "predict", "project", "will" and similar expressions identify forward-looking statements. Examples of forward looking statements include statements about the following:

         o        our future operating results,

         o        our repayment of debt,

         o        our future capital expenditures,

         o        our expansion and growth of operations, and

         o our future investments in and acquisitions of oil and natural gas properties.

         We have based these forward-looking statements on assumptions and analyses made in light of our experience and our perception of historical trends, current conditions, and expected future developments. However, you should be aware that these forward-looking statements are only our predictions and we cannot guarantee any such outcomes. Future events and actual results may differ materially from the results set forth in or implied in the forward-looking statements. Factors that might cause such a difference include:

         o        general economic and business conditions,

         o        exposure to market risks in our financial instruments,

         o fluctuations in worldwide prices and demand for oil and natural gas,

         o the direct or indirect effects on our business resulting from recent terrorist incidents,

         o fluctuations in the levels of our oil and natural gas exploration and development activities,

         o risks associated with oil and natural gas exploration and development activities,

         o competition for raw materials and customers in the oil and natural gas industry,

         o technological changes and developments in the oil and natural gas industry,

         o regulatory uncertainties and potential environmental liabilities,

         o potential for and uncertainty of the outcome of pending or threatened litigation, and

         o        additional matters discussed under "Risk Factors".



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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                          THE MERIDIAN RESOURCE CORPORATION
                                          (Registrant)


                                                  /s/ LLOYD V. DeLANO
                                          --------------------------------------
                                                      Lloyd V. DeLano
                                                   Senior Vice President

Date:  August 21, 2003